As filed with the U.S. Securities and Exchange Commission on May 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	83-4388331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Innovative Way, Suite 201

Nashua, NH 03062

(Address of principal executive offices) (Zip Code)

Skillsoft Corp. 2020 Omnibus Incentive Plan

(Full titles of the plan)

Gary W. Ferrera

Chief Financial Officer

Skillsoft Corp.

300 Innovative Way, Suite 201

Nashua, NH 03062

(603) 324-3000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

David R. Crandall Hogan Lovells US LLP 1601 Wewatta St., Suite 900 Denver, CO 80202 (303) 899-7300	Sarah Kinnick Hilty Chief Legal Officer Skillsoft Corp. 300 Innovative Way, Suite 201 Nashua, NH 03062 (603) 324-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Skillsoft Corp. (the “Registrant” or the “Company”) is filing this registration statement on Form S-8 for the purpose of registering an additional 10,211,499 shares (the “Shares”) of the Company’s Class A common stock under the Company’s 2020 Omnibus Incentive Plan (the “2020 Plan”), consisting of (a) an additional 6,652,951 Shares pursuant to Section 6(a) of the 2020 Plan, which provides for an automatic annual increase in the number of shares of Class A common stock available for issuance under the 2020 Plan, and (b) an additional 3,558,548 Shares pursuant to Section 6(e) of the 2020 Plan, representing an increase in the number of Shares issuable under the 2020 Plan equal to the number of substitute awards issued in connection with the Company’s merger transaction with Ryzac, Inc.

Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (Registration No. 333-258867) (the “Prior Registration Statement”) filed by the Company with the Securities and Exchange Commission on August 17, 2021, are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth in this registration statement on Form S-8.

Pursuant to General Instruction E of Form S-8, this registration statement also contains a revised “reoffer prospectus” prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3, which supersedes and replaces the reoffer prospectus contained in the Prior Registration Statement in its entirety. The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock registered on the Prior Registration Statement that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended, by certain of the Company’s stockholders who are current and former directors, officers, other employees, and consultants.

REOFFER PROSPECTUS

5,318,672 Shares

Skillsoft Corp.

Class A common stock, $0.0001 par value

This reoffer prospectus relates to 5,318,672 shares of Class A common stock, $0.0001 par value per share (the “Shares”), of Skillsoft Corp., a Delaware corporation (the “Company” or “Registrant”), that may be offered from time to time by certain selling securityholders named in this reoffer prospectus (the “Selling Securityholders”). The Company will not receive any of the proceeds from the sale of Shares by the Selling Securityholders made hereunder. Each of the Selling Securityholders has acquired or will acquire such Shares upon the exercise of stock options or vesting/conversion of restricted stock units issued under the Company’s 2020 Omnibus Incentive Plan (“2020 Plan”).

The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares hereunder. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “SKIL.” On May 20, 2022, the last reported sale price of our Class A common stock was $5.08 per share.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling our securities may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our Class A common stock involves risks. Please see the information described under “Risk Factors” on page 2.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2022

We are responsible for the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement we prepare or authorize. Neither we nor any dealers, salespersons or other persons (or any of our or their affiliates) have authorized anyone to give you any other information, and neither we nor any dealers, salespersons or other persons (or any of our or their affiliates) take responsibility for any other information that others may give you. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement prepared by us is accurate on any date subsequent to the date set forth on the front of the applicable document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or Shares are sold on a later date. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference, will automatically update and supersede this information. See “Where You Can Find More Information” and “Incorporation by Reference.” You should read both this prospectus and any accompanying prospectus supplement together with any information incorporated by reference herein or therein before investing in our Class A common stock.

Except where the context requires otherwise, in this reoffer prospectus “Skillsoft,” the “Company,” “Registrant,” “we,” “us,” and “our” refer to Skillsoft Corp., a Delaware corporation, and its consolidated subsidiaries.

THE COMPANY

Skillsoft is a global leader in corporate digital learning, serving more than 75% of the Fortune 1000, customers in over 160 countries, and a community of learners of more than 90 million globally. Skillsoft’s primary learning solutions include: (i) Percipio, an intelligent and immersive digital learning platform; (ii) Global Knowledge, a global provider of authorized information technology & development training and professional skills; (iii) Codecademy, an online learning platform for technical skills that uses an innovative, scalable approach to online coding education; (iv) Pluma, a digital platform that provides individualized executive-quality coaching that is personal yet scalable; and (v) SumTotal, a SaaS-based Human Capital Management solution with a leading Talent Development platform.

The Company provides enterprise learning solutions designed to prepare organizations for the future of work, enable them to overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in one of their most important assets: their people. The Company’s award-winning, AI-driven, immersive learning platform, Percipio, is purpose built to make learning easier, more accessible, and more effective. Percipio is an open, modern, and extensible platform designed to meet all of the needs of the enterprise customer. Skillsoft offers a comprehensive suite of premium, original, and authorized partner content, including one of the broadest and deepest libraries of leadership & business, technology & developer, and compliance curricula. With access to a broad spectrum of learning options (including video, audio, books, bootcamps, live events, practice labs, and individualized coaching), organizations can meaningfully increase learner engagement and retention. In addition, we believe our recent acquisition of Codecademy will further strengthen our content library, enhance the Percipio platform, broaden our customer reach and create significant cross selling opportunities, positioning us for faster growth.

Corporate Information

Skillsoft is a Delaware corporation. Our principal executive offices are located at 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062 and our telephone number at that address is (603) 324-3000. Our website is located at https://www.skillsoft.com. Information on our website does not constitute a part of this prospectus.

RISK FACTORS

An investment in our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on April 18, 2022, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition, and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein include statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, our product development and planning, our pipeline, future capital expenditures, financial results, the impact of regulatory changes, existing and evolving business strategies, acquisitions and dispositions, demand for our services, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully implement our plans, strategies, objectives, expectations, and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “forecast,” “seek,” “outlook,” “target,” goal,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events, and factors that could cause our actual results or performance to differ materially from those in these forward-looking statements, including, among other things:

•	our ability to realize the benefits expected from the business combination between Skillsoft, Churchill Capital Corp. II, and Global Knowledge, and other recent transactions, including our acquisitions of Pluma and Codecademy;

•	the impact of U.S. and worldwide economic trends, financial market conditions, geopolitical events, natural disasters, climate change, public health crises, the ongoing COVID-19 pandemic (including any variant), political crises, or other catastrophic events on our business, liquidity, financial condition, and results of operations;

•	our ability to attract and retain key employees and qualified technical and sales personnel;

•	our reliance on third parties to provide us with learning content, subject matter expertise, and content productions and the impact on our business if our relationships with these third parties are terminated;

•	fluctuations in our future operating results;

•	our ability to successfully identify, consummate, and achieve strategic objectives in connection with our acquisition opportunities and realize the benefits expected from the acquisition;

•	the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;

•	our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;

•	our ability to market existing products and develop new products;

•	a failure of our information technology infrastructure or any significant breach of security, including in relation to the migration of our key platforms from our systems to cloud storage;

•	future regulatory, judicial, and legislative changes in our industry;

•	our ability to comply with laws and regulations applicable to our business, including shifting global privacy, data protection, and cyber and information security laws and regulations, as well as state privacy and data protection laws, such as those in California, Colorado, and Virginia;

•	a failure to achieve and maintain effective internal control over financial reporting;

•	fluctuations in foreign currency exchange rates;

•	our ability to protect or obtain intellectual property rights;

•	our ability to raise additional capital;

•	the impact of our indebtedness on our financial position and operating flexibility;

•	our ability to meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

•	our ability to successfully defend ourselves in legal proceedings; and

•	our ability to continue to meet applicable listing standards.

You should understand that many important factors could cause our results to differ materially from those expressed or suggested in any forward-looking statements. Further information about these and other relevant risks and uncertainties may be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on April 18, 2022 and in our other filings with the SEC. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Securityholders, as described below. See the sections titled “Selling Securityholders” and “Plan of Distribution” below.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and the shares of Class A common stock beneficially owned by the Selling Securityholders as of April 25, 2022, and the percentage of beneficial ownership is calculated based on 163,226,112 shares of our Class A common stock outstanding as of such date. The Selling Securityholders may offer all, some or none of the shares of Class A common stock covered by this reoffer prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of Class A common stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this reoffer prospectus accordingly. We cannot give an estimate as to the number of shares of Class A common stock that will actually be held by the Selling Securityholders following the resales contemplated by this reoffer prospectus because the Selling Securityholders may offer some or all of their shares of Class A common stock under the offering contemplated by this reoffer prospectus or pursuant to exemptions from registration under the Securities Act or acquire additional shares of Class A common stock. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such shares of Class A common stock.

We have determined beneficial ownership in the manner described in footnote (1) to the table below and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Unless otherwise indicated, the business address of each person in this table is 300 Innovative Way, Suite 201, Nashua, NH 03062.

Name and Position at Company	Class A common stock owned prior to resale (1)		% of Class A common stock owned prior to resale	Class A common stock offered for resale		Class A common stock owned after completion of resale (2)		% Class A common stock owned after completion of resale
Jeffrey R. Tarr, Chief Executive Officer, President, and Director	3,814,356		2.3%	2,814,356	(3)	1,000,000	(4)	*
Apratim Purakayastha, Chief Technology Officer	517,000	(5)	*	517,000		—		*
Ryan Murray, Chief Accounting Officer	72,816	(6)	*	72,816		—		*
Michelle Boockoff-Bajdek, Chief Marketing Officer	324,000	(7)	*	324,000		—		*
Sarah Kinnick Hilty, Chief Legal Officer	324,000	(7)	*	324,000		—		*
Mark D. Onisk, Chief Content Officer	324,000	(7)	*	324,000		—		*
Peter Salzer, Consultant	37,500	(8)	*	37,500		—		*
Eric P. Stine, Chief Revenue Officer	517,000	(5)	*	517,000		—		*
Richard Walker, Chief Corporate Strategy and Development Officer and President, SumTotal	388,000	(9)	*	388,000		—		*

*	Represents beneficial ownership of less than 1%.

(1)	Reflects all shares of Class A common stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of April 25, 2022, or will become exercisable, vested or convertible within 60 days after April 25, 2022.

(2)	Assumes all of the Shares being offered are sold in the offering, that shares of Class A common stock beneficially owned by such Selling Securityholder on April 25, 2022 but not being offered pursuant to this reoffer prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the stock options and restricted stock units relating to the Shares being offered.

(3)	Consists of (i) 314,357 shares of Class A common stock issued in respect of vested restricted stock units (“RSUs”) under the 2020 Plan; (ii) 1,499,999 shares of Class A common stock issuable in respect of unvested RSUs; (iii) 187,500 shares of Class A common stock issuable in respect of vested stock options; and (iv) 812,500 shares of Class A common stock issuable in respect of unvested stock options.

(4)	Consists of warrants relating to 1,000,000 shares of Class A common stock, of which warrants relating to 250,000 shares are indirectly beneficially owned by Mr. Tarr through trusts for the benefit of his children of which his spouse is the trustee, transferred by Churchill Sponsor II LLC (the “Sponsor”) to Mr. Tarr pursuant to the securities assignment agreement, dated as of October 12, 2020, by and between the Sponsor and Mr. Tarr.

(5)	Consists of (i) 258,000 shares of Class A common stock issuable in respect of unvested RSUs, and (ii) 259,000 shares of Class A common stock issuable in respect of unvested stock options.

(6)	Consists of 72,816 shares of Class A common stock issuable in respect of unvested RSUs.

(7)	Consists of (i) 162,000 shares of Class A common stock issuable in respect of unvested RSUs, and (ii) 162,000 shares of Class A common stock issuable in respect of unvested stock options.

(8)	Consists of (i) 12,500 shares of Class A common stock issued in respect of vested RSUs, and (ii) 25,000 shares of Class A common stock issuable in respect of unvested RSUs.

(9)	Consists of (i) 194,000 shares of Class A common stock issuable in respect of unvested RSUs, and (ii) 194,000 shares of Class A common stock issuable in respect of unvested stock options.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this reoffer prospectus to permit the Selling Securityholders to conduct public secondary trading of these Shares from time to time after the date of this reoffer prospectus.

We will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders. We will receive proceeds from stock options exercised in the event that such stock options are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees, and expenses incurred in effecting the registration of the securities covered by this reoffer prospectus, including, without limitation, all registration and filing fees, New York Stock Exchange listing fees, and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this reoffer prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Class A common stock, stock options or restricted stock units in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Class A common stock, stock options or restricted stock units. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this reoffer prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this reoffer prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this reoffer prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of New York Stock Exchange;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this reoffer prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this reoffer prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this reoffer prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this reoffer prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Class A common stock, stock options or restricted stock units, such Selling Securityholder may transfer shares of Class A common stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this reoffer prospectus. Upon being notified by a Selling Securityholder, we will, to the extent required, promptly file a supplement to this reoffer prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this reoffer prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this reoffer prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions, and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this reoffer prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock are currently listed on New York Stock Exchange under the symbol “SKIL”.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this reoffer prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this reoffer prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this reoffer prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this reoffer prospectus and any applicable prospectus supplement.

If at the time of any offering made under this reoffer prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of such rule.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders.

Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this reoffer prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this reoffer prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers, and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this reoffer prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers, and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of the issuance of the shares of Class A common stock offered hereby has been passed upon for Skillsoft Corp. by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Skillsoft Corp. for the period from June 12, 2021 through January 31, 2022 and of Software Luxembourg Holding S.A. for the period from February 1, 2021 through June 12, 2021 appearing in Skillsoft Corp.’s Annual Report (Form 10-K) for the year ended January 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of Class A common stock offered hereby. This reoffer prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Class A common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith.

The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the annual, quarterly, and current reports, proxy statements, and other information that we file with the SEC. We also maintain an Internet website at www.skillsoft.com. Through our website, we make available, free of charge, our annual, quarterly, and current reports, proxy statements, and other information we file with the SEC. Information on our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced this way is considered to be a part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended January 31, 2022 filed with the SEC on April 18, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 7, 2022, April 1, 2022, and April 5, 2022; and

•	the description of our Class A common stock contained in the Registration Statement on Form 8-A (File No. 001-38960) filed June 26, 2019, pursuant to Section 12(b) of the Exchange Act, as updated by the description of our Class A common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended January 31, 2022, including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus or any accompanying prospectus supplement. You should direct requests for documents to:

Skillsoft Corp.

Attn: Investor Relations

300 Innovative Way, Suite 201

Nashua, New Hampshire 03062

(603) 324-3000

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) under the Exchange Act are incorporated by reference into this Registration Statement (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2022 filed with the SEC on April 18, 2022;

(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 7, 2022, April 1, 2022, and April 5, 2022; and

(c)	The description of the Registrant’s Class A common stock contained in the Registration Statement on Form 8-A (File No. 001-38960) filed June 26, 2019, pursuant to Section 12(b) of the Exchange Act, as updated by the description of the Registrant’s Class A common stock filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 7.	Exemption from Registration Claimed.

The issuance of the shares of Class A common stock registered pursuant to the resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8.	Exhibits.

Exhibit Index

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Skillsoft Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2021).
4.2	Second Amended and Restated Bylaws of Skillsoft Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2021).
5.1*	Opinion of Hogan Lovells US LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1).
99.1	Skillsoft Corp. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-257718) filed by the Registrant on July 6, 2021).
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Nashua, State of New Hampshire, on this 24th day of May, 2022.

SKILLSOFT CORP.

By:	/s/ Gary W. Ferrera
Gary W. Ferrera, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sarah Kinnick Hilty and Gary W. Ferrera, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Skillsoft Corp., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	Chief Executive Officer and Director	May 24, 2022
Jeffrey R. Tarr	(Principal Executive Officer)

/s/ Gary W. Ferrera	Chief Financial Officer	May 24, 2022
Gary W. Ferrera	(Principal Financial Officer)

/s/ Ryan Murray	Chief Accounting Officer	May 24, 2022
Ryan Murray	(Principal Accounting Officer)

/s/ Ronald W. Hovsepian	Director	May 24, 2022
Ronald W. Hovsepian

/s/ Lawrence Charles Illg	Director	May 24, 2022
Lawrence Charles Illg

/s/ Helena B. Foulkes	Director	May 24, 2022
Helena B. Foulkes

/s/ Patrick Kolek	Director	May 24, 2022
Patrick Kolek

/s/ Michael S. Klein	Director	May 24, 2022
Michael S. Klein

/s/ Karen G. Mills	Director	May 24, 2022
Karen G. Mills

/s/ Peter Schmitt	Director	May 24, 2022
Peter Schmitt

/s/ Lawrence H. Summers	Director	May 24, 2022
Lawrence H. Summers